News Release

Unisys Announces 1Q23 Results

Unisys Reiterates Full-Year Guidance and Reports Solid First Quarter Results

•Revenue increased 15.6% year over year (YoY), or 18.9% YoY in constant currency(1)
•Excluding License and Support (Ex-L&S)(13), revenue increased 1.7% YoY, or 4.6% in constant currency
•Gross profit of $159.0M vs. $87.4M in 1Q22, an increase of 81.9% YoY
•Operating profit margin of 9.7%, non-GAAP operating profit(8) margin of 11.6%
•GAAP net loss of $175.4M and diluted loss per share of $2.58, includes $183.2M non-cash pension settlement charge
•Non-GAAP net income(10) of $34.7M and Non-GAAP diluted earnings per share of $0.51
•Total company pipeline(3) grew 6% YoY and 15% sequentially
•Next-Gen Solutions (7) pipeline grew 16% YoY and 34% sequentially

BLUE BELL, Pa., May 2, 2023 – Unisys Corporation (NYSE: UIS) today reported financial results for the first quarter ended March 31, 2023.
Unisys announced year-over-year revenue growth and margin expansion as strategic initiatives continue to yield results. In order to best evaluate the progress of our growth initiatives, we isolate our results excluding the L&S portion of Enterprise Computing Solutions (ECS), which can be lumpy based on the timing of license renewals. Ex-L&S revenue grew 1.7%, or 4.6% on a constant currency basis and gross margin expanded 310 bps.
“We are pleased with the strong start to 2023. The first quarter demonstrates our continued focus on achieving operational efficiencies while continuing to invest in the future growth of our Next-Gen Solutions in Modern Workplace, Digital Platforms & Applications, Specialized Services & Next-Gen Compute, and Micro-Market Solutions. We achieved year-over-year growth in TCV signings led by expanding scope with existing clients, as well as 15% sequential growth in our qualified pipeline,” said Unisys Chair and CEO Peter A. Altabef.
Summary of First Quarter 2023 Results
Please refer to the accompanying financial tables for a reconciliation of the GAAP to non-GAAP measures presented except for financial guidance since such a reconciliation is not practicable without unreasonable effort.

•Revenue:
◦Revenue of $516.4M vs. $446.7M in 1Q22, up 15.6% YoY, or up 18.9% in constant currency, primarily due to higher software license renewals within ECS
•Gross Profit:
◦Gross profit of $159.0M vs. $87.4M in 1Q22, an increase of 81.9% YoY
◦Gross profit margin was 30.8% vs. 19.6% in 1Q22, up 1120 bps

◦YoY improvement was primarily due to higher software license renewals within ECS
•Operating Profit:
◦GAAP operating profit of $49.9M vs. $23.5M operating loss in 1Q22
◦GAAP operating profit margin of 9.7% vs. 5.3% operating loss margin in 1Q22
◦Non-GAAP operating profit of $60.1M vs. $14.1M operating loss in 1Q22
◦Non-GAAP operating profit margin of 11.6% vs. 3.2% operating loss margin in 1Q22
•Net Income/Loss:
◦GAAP net loss of $175.4M includes a one-time, non-cash pension settlement loss of $183.2M related to the purchase of an annuity contract that reduced pension liabilities vs. a net loss of $57.3M in 1Q22
◦Non-GAAP net income of $34.7M vs. a net loss of $27.3M in 1Q22
•Adjusted EBITDA:
◦Adjusted EBITDA(9) of $98.2M vs. $34.2M in 1Q22, up 187.1%
◦Adjusted EBITDA margin of 19.0% vs. 7.7% in 1Q22
•Earnings/Loss Per Share:
◦Diluted loss per share of $2.58, which included a one-time, non-cash pension settlement loss noted above of $2.70 per diluted share vs. diluted loss per share of $0.85 in 1Q22
◦Non-GAAP diluted earnings per share of $0.51 vs. diluted loss per share of $0.41 in 1Q22
•Cash Flow:
◦Cash from operations was $12.8M vs. cash used of $33.0M in 1Q22
◦Free cash flow(11) was $(7.5)M vs. $(51.7)M in 1Q22
◦Adjusted free cash flow(12) was $20.1M vs. $(27.0)M in 1Q22
◦YoY improvement in free cash flow primarily due to higher technology collections in 2023 vs. 2022
•Pipeline, ACV, TCV and Backlog:
◦Total company pipeline increased 6% YoY
◦ACV(4) decreased 18% YoY
▪Primarily driven by the mix of L&S contracts signings; excluding L&S, ACV decreased 5%
◦TCV(5) increased 2% YoY; excluding L&S, TCV increased 9%
◦Backlog(2) was $2.79B vs. $2.92B in 4Q22
▪Primarily driven by ECS
•Balance Sheet:
◦As of March 31, 2023, total cash and cash equivalents was $391.9M
◦The company continued its pension liability-reduction initiatives during the quarter with the purchase of an annuity contract valued at approximately $265 million relating to one of its U.S. pension plans. This action resulted in a one-time, non-cash pension settlement loss of $183.2 million.

1Q23 Financial Highlights by Segment:
1Q revenue growth in DWS and ECS with YoY margin expansion in CA&I
Digital Workplace Solutions (DWS):
•Revenue:
◦DWS revenue of $131.0M vs. $124.8M in 1Q22, an increase of 5.0% YoY, or 7.7% in constant currency, primarily due to the timing of the revenue ramp from recent contract signings
•Gross Margin:
◦DWS gross profit margin of 11.9% vs. 12.8% in 1Q22, a decrease of 90 bps due primarily to incremental labor costs in support of recent contract signings
Cloud, Applications & Infrastructure Solutions (CA&I):
•Revenue:
◦CA&I revenue $126.0M vs. $129.1M in 1Q22, a decline of 2.4% YoY, or 1.4% YoY in constant currency, due to YoY decline in traditional infrastructure revenue
•Gross Margin:
◦CA&I gross profit margin of 13.0% vs. 5.4% in 1Q22, an increase of 760 bps primarily driven by additional expenses associated with certain contracts included in 1Q22 as well as delivery improvements
Enterprise Computing Solutions (ECS):
•Revenue:
◦ECS revenue of $188.2M vs. $120.6M in 1Q22, an increase of 56.1% YoY, or 60.1% in constant currency, due to higher software license renewals and growth in Specialized Services and Next-Gen Compute
•Gross Margin:
◦ECS gross profit margin was 66.7% vs. 52.1% in 1Q22, an increase of 1460 bps, primarily due to higher software license renewals
2023 Financial Guidance
The company reiterates full-year 2023 revenue and profitability guidance. Constant currency revenue growth is expected to be in the range of (3%) to (7%) YoY, which assumes Ex-L&S revenue in the range of (1%) to +4% YoY. The company anticipates that non-GAAP operating profit margin will be in the range of 2% to 4% and adjusted EBITDA margin in the range of 9.5% to 11.5%.
“It was a solid start to the year, positioning us to meet our full-year guidance despite the YoY declines we expect in License and Support revenue over the next three quarters. We continue to expect YoY improvement in our underlying Ex-L&S solutions, demonstrating progress with our growth and margin initiatives," said Chief Financial Officer Deb McCann.
Conference Call
Unisys will hold a conference call with the financial community on Wednesday, May 3 at 8 a.m. Eastern Time to discuss the results.
The live, listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor Website at www.unisys.com/investor. In addition, domestic callers can dial 1-844-695-5518 and international callers can dial 1-412-902-6749 and provide the following conference passcode: Unisys Corporation Call.
A replay of the webcast will be available on the Unisys Investor Website shortly following the conference call. A replay will also be available by dialing 1-877-344-7529 for domestic callers or 1-412-317-0088 for international callers and entering access code 2483053 from two hours after the end of the call until May 10, 2023.

(1) Constant currency – A significant amount of the company’s revenue is derived from international operations. As a result, the company’s revenue has been and will continue to be affected by changes in the U.S. dollar against major international currencies. The company refers to revenue growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior-period revenue at a consistent exchange rate rather than the actual exchange rates in effect during the respective periods.

(2) Backlog – Represents future revenue associated with contracted work which has not yet been delivered or performed. Although the company believes this revenue will be recognized, it may, for commercial reasons, allow the orders to be cancelled, with or without penalty.

(3) Pipeline – Represents qualified prospective sale opportunities for which bids have been submitted or vetted prospective sales opportunities which are being actively pursued. There is no assurance that pipeline will translate into revenue.

(4) Annual Contract Value (ACV) – Represents the revenue expected to be recognized during the first 12 months following the signing of a contract.

(5) Total Contract Value (TCV) – Represents the estimated revenue related to contracts signed in the period without regard for cancellation terms. New business TCV represents TCV attributable to new scope for existing clients and new logo contracts.

(6) Book-to-bill – Represents total contract value booked divided by revenue in a given period.

(7) Next-Gen Solutions – Includes our Modern Workplace solutions within DWS, Digital Platforms and Applications (DP&A) solutions within CA&I, Specialized Services and Next-Gen Compute (SS&C) solutions within ECS, as well as Micro-Market solutions.

Non-GAAP Information
Certain financial information is presented in this release under both a U.S. generally accepted accounting basis (GAAP) and a non-GAAP basis. Non-GAAP financial measures exclude certain items such as postretirement expense and cost-reduction activities and other expenses that the company believes are not indicative of its ongoing operations, as they may be unusual or non-recurring. The inclusion of such items in financial measures can make the company’s profitability and liquidity results difficult to compare to prior periods or anticipated future periods and can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that non-GAAP measures are useful to investors because they provide supplemental information about the company’s financial performance and liquidity, as well as greater transparency into management’s view and assessment of the company’s ongoing operating performance. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results. These measures should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP.

(8) Non-GAAP operating profit – This measure excludes pretax postretirement expense and pretax charges in connection with cost-reduction activities and other expenses.

(9) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (EBITDA) is calculated by starting with net income (loss) attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income (loss) attributable to noncontrolling interests, interest expense (net of interest income), provision for (benefit from) income taxes, depreciation and amortization. Adjusted EBITDA further excludes postretirement expense and cost-reduction activities and other expenses, non-cash share-based expense, and other (income) expense adjustments.

(10) Non-GAAP net income and non-GAAP diluted earnings per share – These measures excluded postretirement expense and charges in connection with cost-reduction activities and other expenses. The tax amounts related to these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these items.

(11) Free cash flow – Represents cash flow from operations less capital expenditures.

(12) Adjusted free cash flow – Represents free cash flow less cash used for postretirement funding and cost-reduction activities and other payments.

(13) Excluding License and Support (Ex-L&S) – These measures exclude revenue and gross profit in connection with software license and support revenue within the company’s ECS segment. The company provides these measures to allow investors to isolate the impact of software license renewals, which tend to be lumpy, and related support services in order to evaluate the company’s business outside of these areas.

About Unisys
Unisys is a global technology solutions company that powers breakthroughs for the world's leading organizations. Our solutions – digital workplace; cloud, applications & infrastructure; enterprise computing; and business process – help our clients challenge the status quo and create new possibilities. To learn how we deliver breakthroughs for our clients, visit unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections or expectations of earnings, revenues, non-GAAP operating profit margin, adjusted EBITDA margin, annual contract value, total contract value, new business ACV or TCV, backlog, pipeline or other financial items; any statements of our plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect our future results include, but are not limited to, the following: our ability to grow revenue and expand margin in our Digital Workplace Solutions and Cloud, Applications & Infrastructure Solutions businesses; our ability to maintain our installed base and sell new solutions and related services; our ability to attract and retain experienced personnel in key positions; the potential adverse effects of aggressive competition; our ability to effectively anticipate and respond to rapid technological innovation in our industry; our ability to retain significant clients and attract new clients; our contracts may not be as profitable as expected or provide the expected level of revenues; the business and financial risk in implementing acquisitions or dispositions; we have significant underfunded pension obligations; cybersecurity incidents could result in incurring significant costs and could harm our business and reputation; our failure to remediate material weaknesses in our disclosure controls and procedures and internal controls over financial reporting or any other material weaknesses in the future could result in material misstatements in our financial statements; our ability to access financing markets; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; the adverse effects of global economic conditions, acts of war, terrorism, natural disasters or the widespread outbreak of infectious diseases; a reduction in our credit rating; a significant disruption in our IT systems could adversely affect our business and reputation; the performance and capabilities of third parties with whom we have commercial relationships; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the potential for intellectual property infringement claims to be asserted against us or our clients; the possibility that legal proceedings could affect our results of operations or cash flow or may adversely affect our business or reputation; a potential impairment of goodwill or intangible assets; a failure to meet standards or expectations with respect to our environmental, social and governance practices; and our ability to use our net operating loss carryforwards and certain other tax attributes may be limited. Additional discussion of factors that could affect our future results is contained in our periodic filings with the Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. While included under the definition of forward-looking statements, for the avoidance of doubt, any specific guidance or color that we may provide from time to time regarding our expected future financial performance is effective only on the date given. We generally will not update, reaffirm or otherwise comment on any such information except as we deem necessary, and then only in a manner that complies with Regulation FD.

Contacts:	For Investors:
Michaela Pewarski, Unisys, +1 215-274-1254
Investor@unisys.com

For Press:
Patricia Gonzalez, Unisys, +1 817-846-7662
Patricia.Gonzalez@unisys.com

###

RELEASE NO.: 0502/9905

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended March 31,
	2023	2022
Revenue
Services	$403.9	$392.1
Technology	112.5	54.6
	516.4	446.7
Costs and expenses
Cost of revenue
Services	316.1	321.3
Technology	41.3	38.0
	357.4	359.3
Selling, general and administrative	102.9	104.4
Research and development	6.2	6.5
	466.5	470.2
Operating income (loss)	49.9	(23.5)
Interest expense	7.6	8.4
Other (expense), net	(196.9)	(21.0)
Loss before income taxes	(154.6)	(52.9)
Provision for income taxes	19.9	4.1
Consolidated net loss	(174.5)	(57.0)
Net income attributable to noncontrolling interests	0.9	0.3
Net loss attributable to Unisys Corporation	$(175.4)	$(57.3)

Loss per share attributable to Unisys Corporation
Basic	$(2.58)	$(0.85)
Diluted	$(2.58)	$(0.85)

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	DWS	CA&I	ECS	Other
Three Months Ended March 31, 2023
Revenue	$516.4	$131.0	$126.0	$188.2	$71.2
Gross profit percent	30.8%	11.9%	13.0%	66.7%
Three Months Ended March 31, 2022
Revenue	$446.7	$124.8	$129.1	$120.6	$72.2
Gross profit percent	19.6%	12.8%	5.4%	52.1%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	March 31, 2023	December 31, 2022
Assets
Current assets:
Cash and cash equivalents	$391.9	$391.8
Accounts receivable, net	443.8	402.5
Contract assets	17.2	28.9
Inventories	15.9	14.9
Prepaid expenses and other current assets	108.9	92.3
Total current assets	977.7	930.4
Properties	397.9	410.8
Less-accumulated depreciation and amortization	324.6	334.9
Properties, net	73.3	75.9
Outsourcing assets, net	58.7	66.4
Marketable software, net	164.9	165.1
Operating lease right-of-use assets	39.0	42.5
Prepaid postretirement assets	115.5	119.5
Deferred income taxes	113.5	118.6
Goodwill	287.2	287.1
Intangible assets, net	49.9	52.4
Restricted cash	8.6	10.9
Assets held-for-sale	6.4	6.4
Other long-term assets	171.7	190.4
Total assets	$2,066.4	$2,065.6
Total liabilities and equity
Current liabilities:
Current maturities of long-term debt	$16.0	$17.4
Accounts payable	151.1	160.8
Deferred revenue	231.6	200.7
Other accrued liabilities	254.1	271.6
Total current liabilities	652.8	650.5
Long-term debt	490.1	495.7
Long-term postretirement liabilities	697.3	714.6
Long-term deferred revenue	115.3	122.3
Long-term operating lease liabilities	25.6	29.7
Other long-term liabilities	31.3	31.0
Commitments and contingencies
Total Unisys Corporation stockholders' equity (deficit)	16.7	(14.7)
Noncontrolling interests	37.3	36.5
Total equity	54.0	21.8
Total liabilities and equity	$2,066.4	$2,065.6

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Three Months Ended March 31,
	2023	2022
Cash flows from operating activities
Consolidated net loss	$(174.5)	$(57.0)
Adjustments to reconcile consolidated net loss to net cash provided by (used for) operating activities:
Foreign currency gains	(3.7)	(2.2)
Non-cash interest expense	0.3	0.4
Employee stock compensation	4.7	6.6
Depreciation and amortization of properties	9.2	10.4
Depreciation and amortization of outsourcing assets	12.2	18.3
Amortization of marketable software	12.0	15.8
Amortization of intangible assets	2.5	2.4
Other non-cash operating activities	0.2	0.4
Loss on disposal of capital assets	—	0.5
Postretirement contributions	(16.4)	(16.2)
Postretirement expense	193.2	10.2
Deferred income taxes, net	6.3	(3.7)
Changes in operating assets and liabilities, excluding the effect of acquisitions:
Receivables, net and contract assets	(1.1)	94.2
Inventories	(0.8)	(5.4)
Other assets	(12.2)	(26.4)
Accounts payable and current liabilities	(15.3)	(79.0)
Other liabilities	(3.8)	(2.3)
Net cash provided by (used for) operating activities	12.8	(33.0)
Cash flows from investing activities
Proceeds from investments	830.2	939.0
Purchases of investments	(821.0)	(941.3)
Investment in marketable software	(10.3)	(11.1)
Capital additions of properties	(7.3)	(5.2)
Capital additions of outsourcing assets	(2.7)	(2.4)
Purchase of businesses, net of cash acquired	—	(0.3)
Other	(0.4)	(0.4)
Net cash used for investing activities	(11.5)	(21.7)
Cash flows from financing activities
Payments of long-term debt	(7.2)	(7.7)
Other	(0.4)	(3.5)
Net cash used for financing activities	(7.6)	(11.2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4.1	6.2
Decrease in cash, cash equivalents and restricted cash	(2.2)	(59.7)
Cash, cash equivalents and restricted cash, beginning of period	402.7	560.6
Cash, cash equivalents and restricted cash, end of period	$400.5	$500.9

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended
		March 31,
		2023	2022
	GAAP net loss attributable to Unisys Corporation	$(175.4)	$(57.3)

Postretirement expense:	pretax	193.2	10.2
	tax	(0.2)	0.2
	net of tax	193.4	10.0

Cost reduction and other expenses:	pretax	16.7	20.1
	tax	—	0.1
	net of tax	16.7	20.0
	noncontrolling interest	—	—
	net of noncontrolling interest	16.7	20.0

	Non-GAAP net income (loss) attributable to Unisys Corporation	$34.7	$(27.3)

	Weighted average shares (thousands)	67,943	67,387
Plus incremental shares from assumed conversion:
	Employee stock plans	391	—
	Non-GAAP adjusted weighted average shares	68,334	67,387

	Diluted earnings (loss) per share
	GAAP basis
	GAAP net loss attributable to Unisys Corporation for diluted loss per share	$(175.4)	$(57.3)
	Divided by weighted average shares	67,943	67,387
	GAAP diluted loss per share	$(2.58)	$(0.85)

	Non-GAAP basis
	Non-GAAP net income (loss) attributable to Unisys Corporation for diluted earnings (loss) per share	$34.7	$(27.3)
Divided by Non-GAAP adjusted weighted average shares		68,334	67,387
Non-GAAP diluted earnings (loss) per share		$0.51	$(0.41)

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended
	March 31,
	2023	2022
Cash provided by (used for) operations	$12.8	$(33.0)
Additions to marketable software	(10.3)	(11.1)
Additions to properties	(7.3)	(5.2)
Additions to outsourcing assets	(2.7)	(2.4)
Free cash flow	(7.5)	(51.7)
Postretirement funding	16.4	16.2
Cost reduction and other payments, net	11.2	8.5
Adjusted free cash flow	$20.1	$(27.0)

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended
	March 31,
	2023	2022
Net loss attributable to Unisys Corporation	$(175.4)	$(57.3)
Net income attributable to noncontrolling interests	0.9	0.3
Interest expense, net of interest income of $6.7 and $2.4, respectively*	0.9	6.0
Provision for income taxes	19.9	4.1
Depreciation	21.4	28.7
Amortization	14.5	18.2
EBITDA	$(117.8)	$—

Postretirement expense	$193.2	$10.2
Cost reduction and other expenses**	14.3	15.0
Non-cash share based expense	4.6	6.5
Other expense, net adjustment***	3.9	2.5
Adjusted EBITDA	$98.2	$34.2

*Included in other (expense), net on the consolidated statements of income (loss)
**Reduced for depreciation and amortization included above
***Other expense, net as reported on the consolidated statements of income (loss) less postretirement expense, interest income and items included in cost reduction and other expenses

	Three Months Ended
	March 31,
	2023	2022
Revenue	$516.4	$446.7
Net loss attributable to Unisys Corporation as a percentage of revenue	(34.0)%	(12.8)%
Non-GAAP net income (loss) attributable to Unisys Corporation as a percentage of revenue	6.7%	(6.1)%
Adjusted EBITDA as a percentage of revenue	19.0%	7.7%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

OPERATING PROFIT (LOSS)

	Three Months Ended
	March 31,
	2023	2022
GAAP operating income (loss)	$49.9	$(23.5)
Cost reduction and other expenses*	9.9	8.9
Postretirement expense**	0.3	0.5
Non-GAAP operating profit (loss)	$60.1	$(14.1)

Revenue	$516.4	$446.7

GAAP operating profit (loss) percent	9.7%	(5.3)%
Non-GAAP operating profit (loss) percent	11.6%	(3.2)%

*Included in cost of revenue, selling, general and administrative and research and development on the consolidated statements of income (loss)
**Included in selling, general and administrative on the consolidated statements of income (loss)

EXCLUDING LICENSE AND SUPPORT (EX-L&S) REVENUE AND GROSS PROFIT

	Three Months Ended
	March 31,
	2023	2022
GAAP revenue	$516.4	$446.7
L&S revenue	136.9	73.4
Ex-L&S Non-GAAP revenue	$379.5	$373.3

GAAP gross profit	$159.0	$87.4
L&S gross profit	106.5	47.4
Ex-L&S Non-GAAP gross profit	$52.5	$40.0

GAAP gross profit margin percent	30.8%	19.6%
Ex-L&S Non-GAAP gross profit margin percent	13.8%	10.7%